SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported): January 4, 1999


                            BRAZOS SPORTSWEAR, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
         DELAWARE                        0-18054                           91-1770931
 (STATE OF INCORPORATION)        (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
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                            4101 FOUNDERS BOULEVARD
                          CINCINNATI, OHIO 45103-2553
             (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 (513) 753-3400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS

      On January 4, 1999, the Company announced that it has not paid and does not expect to pay the scheduled January 1, 1999 interest payment on its $100 million 10-1/2% Senior Notes due 2007 (the "Senior Notes"). If the payment default with respect to the Senior Notes is not cured within 30 days, then subject to the terms of the governing indenture, the trustee or note holders will have the right to declare the $100 million principal amount of the Senior Notes, together with accrued and unpaid interest, immediately due and payable. If the obligations under the Senior Notes are accelerated, the Company's business will be materially and adversely impacted and as a result, it may be forced to seek protection under federal bankruptcy laws. A copy of the press release with respect to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


    EXHIBIT NO.                         EXHIBIT
    -----------                         -------
       10.1 Third Amendment to Third Amended and Restated Loan and Security Agreement dated November 16, 1998, among the Company and its senior lenders.

       10.2 Amendment to Forbearance Agreement and Fourth Amendment to Third Amended and Restated Loan and Security Agreement dated November 30, 1998, among the Company and its senior lenders.

       10.3 Fifth Amendment to Third Amended and Restated Loan and Security Agreement dated December 18, 1998, among the Company and its senior lenders.

       99.1   Press Release of Brazos Sportswear, Inc. dated January 4, 1999.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

         DATED this 5th day of January, 1999.


                                          BRAZOS SPORTSWEAR, INC.

                                          By: /s/ F. CLAYTON CHAMBERS
                                                  F. Clayton Chambers,
                                                  Vice President and Chief
                                                  Financial Officer